Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Horizon Pharma Public Limited Company of our report dated February 27, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Horizon Pharma plc’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 7, 2015